Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees of Salient
Alternative Strategies Master Fund:
In planning and performing our audit of the consolidated
financial statements of Salient Alternative Strategies
Master Fund (the Fund) as of and for the year ended
December 31, 2015, in accordance with the standards of
the Public Company Accounting Oversight Board (United
States), we considered the Fund's internal control over
financial reporting, including control activities over
safeguarding securities, as a basis for designing our
auditing procedures for the purpose of expressing our
opinion on the consolidated financial statements and to
comply with the requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the effectiveness
of the Fund's internal control over financial reporting.
 Accordingly, we express no such opinion.
Management of the Fund is responsible for establishing
and maintaining effective internal control over
financial reporting. In fulfilling this responsibility,
estimates and judgments by management are required to
assess the expected benefits and related costs of
controls. A fund's internal control over financial
reporting is a process designed to provide reasonable
assurance regarding the reliability of financial
reporting and the preparation of financial statements
for external purposes in accordance with generally
accepted accounting principles (GAAP). A fund's internal
control over financial reporting includes those policies
and procedures that (1) pertain to the maintenance of
records that, in reasonable detail, accurately and fairly
reflect the transactions and dispositions of the assets
of the company; (2) provide reasonable assurance that
transactions are recorded as necessary to permit
preparation of financial statements in accordance with
GAAP, and that receipts and expenditures of the fund
are being made only in accordance with authorizations
of management and directors of the fund; and (3) provide
reasonable assurance regarding prevention or timely
detection of unauthorized acquisition, use, or disposition
of a fund's assets that could have a material effect on
the financial statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of
effectiveness to future periods are subject to the risk
that controls may become inadequate because of changes
in conditions, or that the degree of compliance with
the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis. A material weakness is a
deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of
the Fund's annual or interim consolidated financial
statements will not be prevented or detected on a timely
basis.
Our consideration of the Fund's internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be
material weaknesses under standards established by the
Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Fund's internal
control over financial reporting and its operation,
including controls over safeguarding securities, that we
consider to be a material weakness as defined above as
of December 31, 2015.
This report is intended solely for the information and
use of management and the Board of Trustees of the Fund
and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other
than these specified parties.
/s/ KPMG LLP
Columbus, Ohio
February 29, 2016